For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Strong Second Quarter Earnings;
Announces Quarterly Dividend of $0.22 Per Share

Billings, MT - July 25, 2016 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports second quarter 2016 net income of $25.6 million, or $0.57 per share. This compares to net income of $20.1 million, or $0.45 per share, during first quarter 2016, and $22.2 million, or $0.49 per share, during second quarter 2015. During second quarter 2016, the Company recorded a non-recurring recovery of $3.8 million related to prior year litigation, which the Company considers non-core. Exclusive of non-core income, second quarter net income was $23.2 million, or $0.52 per share, compared to $20.1 million, or $0.45 per share, during first quarter 2016 and $22.2 million, or $0.49 per share, during second quarter 2015.

HIGHLIGHTS

•	Core pre-tax, pre-provision net income of $37.9 million, a 10.3% increase from first quarter 2016 and an 8.2% increase from the same period in the prior year.

•	Net interest margin ratio of 3.55%, a 1 basis point improvement from first quarter 2016 and an 8 basis point improvement from the same period in the prior year.

•	Total fee-based revenues of $30.7 million, a 19.1% increase from first quarter 2016 and a 6.1% increase from the same period in the prior year.

•	Mortgage banking revenues of $9.4 million, a 53.2% increase from first quarter 2016.

•	Loan growth of 6.1% year-over-year, of which 5.3% was organic.

•	Loan to deposit ratio of 77.5% as of June 30, 2016, compared to 75.0% a year ago.

•	Core efficiency ratio of 60.78%, as compared to 62.71% during first quarter 2016 and 63.14% during second quarter 2015.

“We delivered a strong quarter driven by a significant increase in loan production, higher contributions across all of our major non-interest income areas, a stable net interest margin and improved efficiencies throughout the Company,” said Kevin Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We generated 3.2% loan growth during second quarter with balanced contributions across the portfolio including strong increases in commercial real estate, construction, consumer and agricultural lending. Our position as a leading residential mortgage lender has also enabled us to capitalize on the positive housing trends in our markets and an increase in mortgage lending activity. As a result, we had a very strong quarter in mortgage banking. Going forward, we expect to see a continuation of these positive trends in revenue and operating efficiencies in the second half of 2016,” said Mr. Riley.

DIVIDEND DECLARATION

On July 21, 2016, the Company's board of directors declared a dividend of $0.22 per common share payable on August 12, 2016 to owners of record as of August 1, 2016. This dividend equates to a 3.2% annual yield based on the $27.97 average closing price of the Company's common stock during second quarter 2016.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent or FTE basis, decreased $270 thousand, or less than 1.0%, to $68.7 million during second quarter 2016, as compared to $69.0 million during first quarter 2016, primarily due to a decrease in total earning assets as a result of seasonally lower deposits. The Company's net FTE interest income increased $2.3 million, or 3.5%, to $68.7 million during second quarter 2016, as compared to $66.4 million during second quarter 2015. This increase was primarily due to a shift in the mix of interest earning assets from lower-yielding investment securities into higher-yielding loans, which was partially offset by an 11 basis point reduction in loan yield during second quarter 2016, as compared to second quarter 2015.

Interest accretion attributable to the fair valuation of acquired loans contributed $1.7 million of interest income during second quarter 2016, of which approximately $779 thousand was related to early pay-offs. This compares to interest accretion of $1.6 million of interest income during first quarter 2016, of which approximately $549 thousand was related to early pay-offs, and interest accretion of $1.6 million during second quarter 2015, of which $470 was related to early pay-offs. In addition, the Company recovered previously charged-off interest of $133 thousand during second quarter 2016, compared to $265 thousand during first quarter 2016 and $753 thousand during second quarter 2015.

The Company's net interest margin ratio remained stable at 3.55% during second quarter 2016, a 1 basis point increase from 3.54% during first quarter 2016. Exclusive of the accelerated interest accretion related to early payoffs of acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio was 3.51% during second quarter 2016, 3.50% during first quarter 2016 and 3.40% during second quarter 2015.

NON-INTEREST INCOME

Non-interest income increased $8.9 million to $37.0 million during second quarter 2016, as compared to $28.1 million during first quarter 2016. During second quarter 2016, the Company recorded a non-recurring recovery related to prior year litigation expense of $3.8 million. The remaining increase was primarily due to increases in fee-based revenues, most notably mortgage banking revenues.

Mortgage banking revenues of $9.4 million during second quarter 2016 increased $3.3 million, or 53.2%, from $6.1 million during first quarter 2016, primarily due to seasonal increases in loan production volume and, to a lesser extent, increases in margins on loans sold into the secondary market. During second quarter 2016, the Company's overall mortgage loan production increased 41%, as compared to first quarter 2016. Loans originated for new home purchases accounted for approximately 67% of the Company's mortgage loan production during second quarter 2016, as compared to 59% during first quarter 2016.

NON-INTEREST EXPENSE

Non-interest expense increased $1.2 million to $62.9 million during second quarter 2016, as compared to $61.7 million during first quarter 2016. During second quarter 2016, as compared to first quarter 2016, increases in incentive compensation expense were partially offset by decreases in payroll taxes and one-time separation and special bonus expenses.

Non-interest expense increased $924 thousand to $62.9 million during second quarter 2016, as compared to $62.0 million during second quarter 2015. During 2016, the Company incurred additional non-interest expense as a result of its focus on getting the right people, processes and technology systems in place for future growth. Non-interest expenses recorded during second quarter 2016 were partially offset by lower fraud losses and contract termination fees, as compared to second quarter 2015.

Effective January 1, 2016, the Company began capturing certain software costs separately from equipment costs, resulting in an increase of approximately $2.4 million in other expenses and a corresponding decrease in occupancy and equipment expense during second quarter 2016, as compared to second quarter 2015.

LOANS

Total loans grew organically 3.2% to $5.4 billion as of June 30, 2016 from $5.2 billion as of March 31, 2016, with the most significant growth occurring in commercial real estate, commercial construction, indirect consumer and agricultural loans. Commercial real estate loans increased $52 million, or 3.0%, to $1.8 billion as of June 30, 2016, from $1.8 billion as of March 31, 2016, and commercial construction loans increased 14.9% to $118 million as of June 30, 2016, from $102 million as of March 31, 2016. Management attributes this growth to continued business expansion in the Company's market areas, particularly in the Billings, Jackson and Rapid City markets.

Indirect consumer loans increased $37 million, or 5.6%, to $688 million as of June 30, 2016, from $651 million as of
March 31, 2016, primarily due to the continued growth of our indirect lending program within our existing market areas and continuing increases in the average loan amounts advanced during second quarter.

Agricultural loans increased $14 million, or 10.8%, to $140 million as of June 30, 2016, from $126 million as of March 31, 2016, and agricultural real estate loans increased $14 million, or 9.0% to $167 million as of June 30, 2016, from $153 million as of March 31, 2016. This growth is primarily attributable to seasonal increases in credit lines that typically occur during the second and third quarters of the year.

Year-over-year, total loans increased 6.1% to $5.4 billion as of June 30, 2016, from $5.1 billion as of June 30, 2015. Exclusive of acquisitions, the Company experienced organic loan growth of 5.3% year-over-year, with all loan categories except agricultural loans showing increases.

DEPOSITS

The Company historically experiences a slight decrease in total deposits during the second quarter of each year. Total deposits decreased 1.8%, to $7.0 billion as of June 30, 2016, from $7.1 billion as of March 31, 2016. This compares to a 2.4% decline experienced during the same period in the prior year. Year-over-year, total deposits increased 2.6% to $7.0 billion as of June 30, 2016, from $6.8 billion as of June 30, 2015, with all categories except time deposits experiencing growth. As of June 30, 2016, the mix of total deposits was 26% non-interest bearing, 30% interest bearing demand, 29% savings, and 15% time, as compared to 26% non-interest bearing, 30% interest bearing demand, 27% savings, and 17% time as of June 30, 2015.

OTHER LIABILITIES

Other liabilities increased 25.6% to $82 million as of June 30, 2016, from $65 million as of March 31, 2016, largely due to increases in deferred tax liabilities primarily related to fluctuations on unrealized gains and losses in investment securities, and increases in derivative liabilities associated with interest rate swaps and mortgage banking forward loan sale commitments.

CAPITAL

At June 30, 2016, the Company exceeded all "well-capitalized" regulatory capital adequacy requirements. During second quarter 2016, the Company repurchased and retired 27,635 shares of its Class A common stock with an aggregate value of $733 thousand and paid common stock dividends of $10 million, or $0.22 per share.

CREDIT QUALITY

Credit quality declined during second quarter 2016, with non-performing assets increasing to $87 million, or 1.01% of total assets, as of June 30, 2016, from $77 million, or 0.89% of total assets, as of March 31, 2016. Non-accrual loans, the largest component of non-performing assets, increased $10 million, to $74 million as of June 30, 2016, from $64 million as of
March 31, 2016. Approximately 68% of the increase is related to hospitality industries and is the result of placement of the loans of four commercial real estate borrowers on non-accrual status during second quarter 2016.

Criticized loans were $360 million, or 6.6% of total loans, as of June 30, 2016, compared to $347 million, or 6.6% of total loans, as of March 31, 2016. This increase in criticized loans was primarily concentrated in commercial and commercial real estate loans, with approximately 22% of the increase related to loans in the energy sector.

During second quarter 2016, the Company recorded net loan charge-offs of $2 million, which was comprised of charge-offs of $3 million and recoveries of $1 million.

The Company's allowance for loan losses remained stable at $80 million, or 1.48% of period end loans, as of June 30, 2016, as compared to $80 million, or 1.52% of period end loans, as of March 31, 2016. In determining the allowance for loan losses, the Company estimates losses on specific loans, or groups of loans, where the probable loss can be identified and reasonably determined. The balance of the allowance for loan losses is based on internally assigned risk classifications of loans, historical loan loss rates and other qualitative factors such as changes in the nature of the loan portfolio, overall portfolio quality, industry concentrations, delinquency trends, current economic factors and the estimated impact of current economic conditions on certain historical loan loss rates. During second quarter 2016, the Company performed an in-depth review of the qualitative factors used in determining the appropriate level of the allowance for loan losses utilizing post-crisis loss experience. This review resulted in the adjustment of certain qualitative factors. The adjustment of qualitative factors combined with the Company's assessment of losses on specific loans with identified weaknesses did not result in a material impact to the overall level of the Company's allowance for loan losses. The Company maintains its allowance for loan losses at an amount it believes is sufficient to provide for estimated losses inherent in its loan portfolio at each balance sheet date.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude certain non-core revenues and expenses, including investment securities net gains or losses, acquisition expenses consisting primarily of travel expenses and professional fees, and nonrecurring litigation expenses and recoveries. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments may be presented before or net of estimated income tax expense.

In addition, the Company adjusts net income to exclude income tax expense and provision for loan losses. Management believes this non-GAAP financial measure is useful to investors in evaluating operating trends by excluding pre-tax amounts which the Company views as fluctuating widely based on economic conditions.

See the Non-GAAP Financial Measures table included herein for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: declining business and economic conditions, credit losses, adverse economic conditions affecting Montana, Wyoming and South Dakota, declining oil and gas prices, lending risk, adequacy of the allowance for loan losses, impairment of goodwill, failure to integrate or profitably operate acquired organizations, additional regulatory requirements if our assets exceed $10 billion, access to low-cost funding sources, changes in interest rates, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, failure of technology, cyber-security, unfavorable resolution of litigation, inability to meet liquidity requirements, environmental remediation and other costs, ineffective internal operational controls, competition, reliance on external vendors, implementation of new lines of business or new product or service offerings, soundness of other financial institutions, failure to effectively implement technology-driven products and services, inability of our bank subsidiary to pay dividends, risks associated with introducing new lines of business, products or services, litigation pertaining to fiduciary responsibilities, change in dividend policy, uninsured nature of any investment in Class A common stock, volatility of Class A common stock, decline in market price of Class A common stock, voting control of Class B stockholders, anti-takeover provisions, dilution as a result of future equity issuances, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Second Quarter 2016 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2016 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, July 26, 2016. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on July 26, 2016 through 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) on August 26, 2016, by dialing 1-877-344-7529 (using conference ID 10089295). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 76 banking offices, including detached drive-up facilities, in 44 communities in Montana, Wyoming and South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except share and per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	2Q16 vs 1Q16	2Q16 vs 2Q15
Net interest income	$67,633	$67,950	$68,420	$66,330	$65,288	(0.5)%	3.6%
Net interest income on a fully-taxable equivalent ("FTE") basis	68,742	69,012	69,492	67,400	66,399	(0.4)	3.5
Provision for loan losses	2,550	4,000	3,289	1,098	1,340	(36.3)	90.3
Non-interest income:
Payment services revenues	8,648	7,991	8,367	8,574	8,437	8.2	2.5
Mortgage banking revenues	9,409	6,141	7,282	7,983	8,802	53.2	6.9
Wealth management revenues	5,166	4,575	4,840	5,233	4,897	12.9	5.5
Service charges on deposit accounts	4,626	4,463	4,655	4,379	4,053	3.7	14.1
Other service charges, commissions and fees	2,845	2,608	2,652	2,521	2,736	9.1	4.0
Total fee-based revenues	30,694	25,778	27,796	28,690	28,925	19.1	6.1
Investment securities gains (losses)	108	(21)	62	23	46	NM	NM
Other income**	2,457	2,293	2,798	2,465	2,792	7.2	(12.0)
Non-core litigation recovery	3,750	—	—	—	—	NM	NM
Total non-interest income	37,009	28,050	30,656	31,178	31,763	31.9	16.5
Non-interest expense:
Salaries and wages	26,707	24,682	24,549	25,460	26,093	8.2	2.4
Employee benefits**	8,066	9,609	7,337	8,008	8,063	(16.1)	—
Occupancy and equipment	6,744	6,920	8,624	8,262	8,232	(2.5)	(18.1)
Core deposit intangible amortization	827	827	837	842	855	—	(3.3)
Other expenses	20,411	19,670	19,060	18,780	19,558	3.8	4.4
Subtotal	62,755	61,708	60,407	61,352	62,801	1.7	(0.1)
Other real estate owned (income) expense	140	(39)	129	(720)	(823)	(459.0)	(117.0)
Non-core acquisition and litigation expenses	—	—	166	5,566	(7)	NM	NM
Total non-interest expense	62,895	61,669	60,702	66,198	61,971	2.0	1.5
Income before taxes	39,197	30,331	35,085	30,212	33,740	29.2	16.2
Income taxes	13,643	10,207	11,654	10,050	11,518	33.7	18.4
Net income	$25,554	$20,124	$23,431	$20,162	$22,222	27.0%	15.0%

Weighted-average basic shares outstanding	44,269	44,719	45,066	45,150	45,143	(1.0)%	(1.9)%
Weighted-average diluted shares outstanding	44,645	45,114	45,549	45,579	45,607	(1.0)	(2.1)
Earnings per share - basic	$0.58	$0.45	$0.52	$0.45	$0.49	28.9	18.4
Earnings per share - diluted	0.57	0.45	0.51	0.44	0.49	26.7	16.3

Core net income***	$23,154	$20,137	$23,496	$23,610	$22,189	15.0%	4.3%
Core pre-tax, pre-provision net income***	37,889	34,352	38,478	36,853	35,027	10.3	8.2
Core earnings per share - diluted***	0.52	0.45	0.52	0.52	0.49	15.6	6.1

NM - not meaningful
**Beginning in second quarter 2016, income earned on deferred compensation plan assets is reported in non-interest income net of employee benefits expense directly related to these earnings. Prior period amounts and ratios have been revised to conform to the current period presentation.

***Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of net income (GAAP) to core net income (non-GAAP) and core pre-tax, pre-provision net income (non-GAAP); and earnings per share - diluted (GAAP) to core earnings per share - diluted (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except share and per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	2Q16 vs 1Q16	2Q16 vs 2Q15
Assets:
Cash and cash equivalents	$476,051	$655,528	$780,457	$708,295	$506,434	(27.4)%	(6.0)%
Investment securities	2,061,828	2,144,740	2,057,505	2,067,636	2,139,433	(3.9)	(3.6)
Loans held for investment	5,340,189	5,191,469	5,193,321	5,120,794	5,028,624	2.9	6.2
Mortgage loans held for sale	73,053	52,989	52,875	55,686	75,322	37.9	(3.0)
Total loans	5,413,242	5,244,458	5,246,196	5,176,480	5,103,946	3.2	6.1
Less allowance for loan losses	80,340	79,924	76,817	74,256	76,552	0.5	4.9
Net loans	5,332,902	5,164,534	5,169,379	5,102,224	5,027,394	3.3	6.1
Premises and equipment	187,538	188,714	190,812	190,386	189,488	(0.6)	(1.0)
Goodwill and intangible assets (excluding mortgage servicing rights)	213,420	214,248	215,119	215,843	215,958	(0.4)	(1.2)
Company owned life insurance	189,524	188,396	187,253	185,990	177,625	0.6	6.7
Other real estate owned	7,908	9,257	6,254	8,031	11,773	(14.6)	(32.8)
Mortgage servicing rights	16,038	15,574	15,621	15,336	14,654	3.0	9.4
Other assets	120,167	109,689	105,796	110,789	103,459	9.6	16.1
Total assets	$8,605,376	$8,690,680	$8,728,196	$8,604,530	$8,386,218	(1.0)%	2.6%

Liabilities and stockholders' equity:
Deposits	$6,981,448	$7,107,463	$7,088,937	$7,035,794	$6,804,401	(1.8)%	2.6%
Securities sold under repurchase agreements	466,399	465,523	510,635	437,533	469,145	0.2	(0.6)
Long-term debt	27,928	27,907	27,885	43,089	43,068	0.1	(35.2)
Subordinated debentures held by subsidiary trusts	82,477	82,477	82,477	82,477	82,477	—	—
Other liabilities	81,999	65,296	67,769	67,062	62,272	25.6	31.7
Total liabilities	7,640,251	7,748,666	7,777,703	7,665,955	7,461,363	(1.4)	2.4
Stockholders' equity:
Common stock	290,366	288,782	311,720	309,167	313,125	0.5	(7.3)
Retained earnings	664,337	648,631	638,367	623,967	612,875	2.4	8.4
Accumulated other comprehensive income (loss)	10,422	4,601	406	5,441	(1,145)	NM	NM
Total stockholders' equity	965,125	942,014	950,493	938,575	924,855	2.5	4.4
Total liabilities and stockholders' equity	$8,605,376	$8,690,680	$8,728,196	$8,604,530	$8,386,218	(1.0)%	2.6%

Common shares outstanding at period end	44,746	44,707	45,428	45,345	45,507	0.1%	(1.7)%
Book value at period end	$21.57	$21.07	$20.92	$20.70	$20.32	2.4	6.2
Tangible book value at period end***	16.80	16.28	16.19	15.94	15.58	3.2	7.8

NM - not meaningful
***Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value at period end (GAAP) to tangible book value at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	2Q16 vs 1Q16	2Q16 vs 2Q15

Loans:
Real Estate:
Commercial real estate	$1,816,813	$1,764,492	$1,793,258	$1,750,797	$1,704,073	3.0%	6.6%
Construction:
Land acquisition and development	218,650	219,450	224,066	212,990	211,889	(0.4)	3.2
Residential	113,944	113,317	111,763	112,495	101,023	0.6	12.8
Commercial	117,643	102,382	94,890	93,775	90,316	14.9	30.3
Total construction	450,237	435,149	430,719	419,260	403,228	3.5	11.7
Residential real estate	1,030,593	1,021,443	1,032,851	1,020,445	999,038	0.9	3.2
Agricultural real estate	166,872	153,054	156,234	163,116	158,506	9.0	5.3
Total real estate	3,464,515	3,374,138	3,413,062	3,353,618	3,264,845	2.7	6.1
Consumer
Indirect	687,768	651,057	622,529	616,142	589,479	5.6	16.7
Other	153,185	150,774	153,717	150,170	144,919	1.6	5.7
Credit card	66,221	63,624	68,107	65,649	64,728	4.1	2.3
Total consumer	907,174	865,455	844,353	831,961	799,126	4.8	13.5
Commercial	824,962	825,043	792,416	778,648	819,119	—	0.7
Agricultural	139,892	126,290	142,151	154,855	142,629	10.8	(1.9)
Other	3,646	543	1,339	1,712	2,905	571.5	25.5
Loans held for investment	5,340,189	5,191,469	5,193,321	5,120,794	5,028,624	2.9	6.2
Loans held for sale	73,053	52,989	52,875	55,686	75,322	37.9	(3.0)
Total loans	$5,413,242	$5,244,458	$5,246,196	$5,176,480	$5,103,946	3.2%	6.1%

Deposits:
Non-interest bearing	$1,783,609	$1,860,472	$1,823,716	$1,832,535	$1,757,641	(4.1)%	1.5%
Interest bearing:
Demand	2,107,950	2,142,326	2,178,373	2,134,203	2,028,648	(1.6)	3.9
Savings	2,003,343	2,001,329	1,955,256	1,918,724	1,868,877	0.1	7.2
Time, $100 and over	479,077	478,527	487,372	496,539	490,088	0.1	(2.2)
Time, other	607,469	624,809	644,220	653,793	659,147	(2.8)	(7.8)
Total interest bearing	5,197,839	5,246,991	5,265,221	5,203,259	5,046,760	(0.9)	3.0
Total deposits	$6,981,448	$7,107,463	$7,088,937	$7,035,794	$6,804,401	(1.8)%	2.6%

Total core deposits(1)	$6,502,371	$6,628,936	$6,601,565	$6,539,255	$6,314,313	(1.9)%	3.0%

(1) Core deposits are defined as total deposits less time deposits, $100 and over

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	2Q16 vs 1Q16	2Q16 vs 2Q15

Allowance for Loan Losses:
Allowance for loan losses	$80,340	$79,924	$76,817	$74,256	$76,552	0.5%	4.9%
As a percentage of period-end loans	1.48%	1.52%	1.46%	1.43%	1.50%

Net charge-offs during quarter	$2,134	$893	$728	$3,394	$124	139.0%	NM
Annualized as a percentage of average loans	0.16%	0.07%	0.06%	0.26%	0.01%

Non-Performing Assets:
Non-accrual loans	$74,311	$63,837	$66,385	$66,359	$70,848	16.4%	4.9%
Accruing loans past due 90 days or more	4,454	4,362	5,602	3,357	2,153	2.1	106.9
Total non-performing loans	78,765	68,199	71,987	69,716	73,001	15.5	7.9
Other real estate owned	7,908	9,257	6,254	8,031	11,773	(14.6)	(32.8)
Total non-performing assets	$86,673	$77,456	$78,241	$77,747	$84,774	11.9%	2.2%
Non-performing assets as a percentage of:
Total loans and OREO	1.60%	1.47%	1.49%	1.50%	1.66%
Total assets	1.01	0.89	0.90	0.90	1.01

Accruing Loans 30-89 Days Past Due	$25,048	$25,001	$42,869	$38,793	$31,178	0.2%	(19.7)%
Accruing TDRs	16,408	12,070	15,419	16,702	15,127	35.9	8.5

Criticized Loans:
Special Mention	$142,560	$144,993	$127,270	$155,157	$155,707	(1.7)%	(8.4)%
Substandard	176,021	167,826	162,785	163,846	159,899	4.9	10.1
Doubtful	41,344	34,578	30,350	24,547	31,701	19.6	30.4
Total	$359,925	$347,397	$320,405	$343,550	$347,307	3.6%	3.6%

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios
(Unaudited)

	Jun 30, 2016		Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015

Annualized Financial Ratios (GAAP)
Return on average assets	1.20%		0.94%	1.07%	0.94%	1.06%
Return on average common equity	10.83		8.60	9.83	8.60	9.68
Yield on average earning assets	3.78		3.77	3.73	3.70	3.70
Cost of average interest bearing liabilities	0.30		0.31	0.32	0.31	0.31
Interest rate spread	3.48		3.46	3.41	3.39	3.39
Net interest margin ratio	3.55		3.54	3.49	3.47	3.47
Efficiency ratio**	60.10		64.24	61.27	67.89	63.85
Loan to deposit ratio	77.54		73.79	74.01	73.57	75.01

Annualized Financial Ratios - Operating*** (Non-GAAP)
Core return on average assets	1.09%		0.94%	1.07%	1.10%	1.06%
Core return on average common equity	9.81		8.60	9.86	10.07	9.66
Return on average tangible common equity	13.98		11.13	12.73	11.20	12.65
Core efficiency ratio	60.78		62.71	59.52	61.40	63.14
Tangible common stockholders' equity to tangible assets	8.96		8.59	8.64	8.62	8.68

Consolidated Capital Ratios:
Total risk-based capital	15.03%	*	15.04%	15.36%	15.28%	15.37%
Tier 1 risk-based capital	13.72	*	13.72	13.99	13.83	13.88
Tier 1 common capital to total risk-weighted assets	12.45	*	12.43	12.69	12.52	12.55
Leverage Ratio	10.35	*	10.07	10.12	10.13	10.11

*Preliminary estimate - may be subject to change.
**Beginning in second quarter 2016, income earned on deferred compensation plan assets is reported in non-interest income net of employee benefits expense directly related to these earnings. Prior period amounts and ratios have been revised to conform to the current period presentation.

***Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average assets, return on average common equity and efficiency ratio (GAAP) to core return on average assets, core return on average common equity, return on average tangible common equity, core efficiency ratio and tangible common stockholders' equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,324,812	$63,248	4.78%	$5,222,905	$63,371	4.88%	$4,991,416	$60,911	4.89%
Investment securities (2)	2,095,347	9,335	1.79	2,107,977	9,424	1.80	2,319,636	9,642	1.67
Interest bearing deposits in banks	359,807	482	0.54	506,839	645	0.51	369,345	271	0.29
Federal funds sold	1,888	3	0.64	1,292	2	0.62	3,168	5	0.63
Total interest earnings assets	7,781,854	73,068	3.78	7,839,013	73,442	3.77	7,683,565	70,829	3.70
Non-earning assets	756,723			754,962			743,545
Total assets	$8,538,577			$8,593,975			$8,427,110
Interest bearing liabilities:
Demand deposits	$2,133,509	$514	0.10%	$2,147,532	$558	0.10%	$2,086,443	$524	0.10%
Savings deposits	1,983,262	652	0.13	1,985,233	650	0.13	1,874,508	624	0.13
Time deposits	1,097,448	1,942	0.71	1,118,049	2,020	0.73	1,175,753	2,091	0.71
Repurchase agreements	470,264	92	0.08	477,207	90	0.08	448,810	53	0.05
Other borrowed funds	12	—	—	8	—	—	7	—	—
Long-term debt	27,896	451	6.50	29,129	449	6.20	43,039	538	5.01
Subordinated debentures held by subsidiary trusts	82,477	675	3.29	82,477	663	3.23	82,477	600	2.92
Total interest bearing liabilities	5,794,868	4,326	0.30	5,839,635	4,430	0.31	5,711,037	4,430	0.31
Non-interest bearing deposits	1,738,008			1,755,515			1,739,329
Other non-interest bearing liabilities	56,864			57,145			55,515
Stockholders’ equity	948,837			941,680			921,229
Total liabilities and stockholders’ equity	$8,538,577			$8,593,975			$8,427,110
Net FTE interest income		$68,742			69,012			$66,399
Less FTE adjustments (2)		(1,109)			(1,062)			(1,111)
Net interest income from consolidated statements of income		$67,633			$67,950			$65,288
Interest rate spread			3.48%			3.46%			3.39%
Net FTE interest margin (3)			3.55%			3.54%			3.47%
Cost of funds, including non-interest bearing demand deposits (4)			0.23%			0.23%			0.24%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Six Months Ended
	June 30, 2016			June 30, 2015
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,273,859	$126,618	4.83%	$4,943,547	$120,727	4.92%
Investment securities (2)	2,101,662	18,760	1.80	2,307,104	19,283	1.69
Interest bearing deposits in banks	433,323	1,127	0.52	457,475	660	0.29
Federal funds sold	1,590	5	0.63	2,176	7	0.65
Total interest earnings assets	7,810,434	146,510	3.77	7,710,302	140,677	3.68
Non-earning assets	755,849			747,788
Total assets	$8,566,283			$8,458,090
Interest bearing liabilities:
Demand deposits	$2,140,520	$1,072	0.10%	$2,087,815	$1,030	0.10%
Savings deposits	1,984,247	1,302	0.13	1,878,640	1,252	0.13
Time deposits	1,107,748	3,962	0.72	1,198,048	4,266	0.72
Repurchase agreements	473,736	182	0.08	464,083	107	0.05
Other borrowed funds	10	—	—	5	—	—
Long-term debt	28,513	900	6.35	40,589	1,052	5.23
Subordinated debentures held by subsidiary trusts	82,477	1,338	3.26	82,477	1,190	2.91
Total interest bearing liabilities	5,817,251	8,756	0.30	5,751,657	8,897	0.31
Non-interest bearing deposits	1,746,762			1,731,210
Other non-interest bearing liabilities	57,004			60,924
Stockholders’ equity	945,266			914,299
Total liabilities and stockholders’ equity	$8,566,283			$8,458,090
Net FTE interest income		$137,754			$131,780
Less FTE adjustments (2)		(2,171)			(2,167)
Net interest income from consolidated statements of income		$135,583			$129,613
Interest rate spread			3.47%			3.37%
Net FTE interest margin (3)			3.55%			3.45%
Cost of funds, including non-interest bearing demand deposits (4)			0.23%			0.24%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except share and per share data)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015

Net income (GAAP)	(A)	$25,554	$20,124	$23,431	$20,162	$22,222
Adj: investment securities (gains) losses, net		(108)	21	(62)	(23)	(46)
Plus: acquisition & nonrecurring litigation expenses		—	—	166	5,566	(7)
Less: nonrecurring litigation recovery		(3,750)	—	—	—	—
Adj: income tax (benefit) expense		1,458	(8)	(39)	(2,095)	20
Total core net income (Non-GAAP)	(B)	$23,154	$20,137	$23,496	$23,610	$22,189

Net income (GAAP)		$25,554	$20,124	$23,431	$20,162	$22,222
Add back: income tax expense		13,643	10,207	11,654	10,050	11,518
Add back: provision for loan losses		2,550	4,000	3,289	1,098	1,340
Adj: investment securities (gains) losses, net		(108)	21	(62)	(23)	(46)
Add back: acquisition & nonrecurring litigation expenses		—	—	166	5,566	(7)
Subtract: nonrecurring litigation recovery		(3,750)	—	—	—	—
Core pre-tax, pre-provision net income (Non-GAAP)		$37,889	$34,352	$38,478	$36,853	$35,027

Weighted-average diluted shares outstanding	(C)	44,645	45,114	45,549	45,579	45,607
Earnings per share - diluted (GAAP)	(A)/(C)	$0.57	$0.45	$0.51	$0.44	$0.49
Core earnings per share - diluted (Non-GAAP)	(B)/(C)	0.52	0.45	0.52	0.52	0.49

Total non-interest income (GAAP)	(D)	$37,009	$28,050	$30,656	$31,178	$31,763
Adj: investment securities (gains) losses, net		(108)	21	(62)	(23)	(46)
Adj: nonrecurring litigation recovery		(3,750)	—	—	—	—
Total core non-interest income (Non-GAAP)		33,151	28,071	30,594	31,155	31,717
Net interest income (GAAP)	(E)	67,633	67,950	68,420	66,330	65,288
Total core revenue (Non-GAAP)		100,784	96,021	99,014	97,485	97,005
Add: FTE adjustments		1,109	1,062	1,072	1,070	1,111
Total core revenue for core efficiency ratio (Non-GAAP)	(F)	$101,893	$97,083	$100,086	$98,555	$98,116

Total non-interest expense (GAAP)	(G)	$62,895	$61,669	$60,702	$66,198	$61,971
Less: acquisition & nonrecurring litigation expenses		—	—	(166)	(5,566)	7
Core non-interest expense (Non-GAAP)		62,895	61,669	60,536	60,632	61,978
Less: amortization of core deposit intangible		(827)	(827)	(837)	(842)	(855)
Adj: OREO (expense) income		(140)	39	(129)	720	823
Non-interest expense for core efficiency ratio (Non-GAAP)	(H)	$61,928	$60,881	$59,570	$60,510	$61,946

Efficiency ratio (GAAP)	(G)/[(D)+(E)]	60.10%	64.24%	61.27%	67.89%	63.85%
Core efficiency ratio (Non-GAAP)	(H)/(F)	60.78	62.71	59.52	61.40	63.14

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Continued
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except share and per share data)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015

Annualized net income	(I)	$102,778	$80,938	$92,960	$79,991	$89,132
Annualized core net income	(J)	93,125	80,991	93,218	93,670	89,000
Total quarterly average assets	(K)	8,538,577	8,593,975	8,673,135	8,495,436	8,427,110

Return on average assets (GAAP)	(I)/(K)	1.20%	0.94%	1.07%	0.94%	1.06%
Core return on average assets (Non-GAAP)	(J)/(K)	1.09	0.94	1.07	1.10	1.06

Total quarterly average stockholders' equity (GAAP)	(L)	$948,837	$941,680	$945,462	$929,757	$921,229
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(213,911)	(214,797)	(215,496)	(215,829)	(216,457)
Average tangible common stockholders' equity (Non-GAAP)	(M)	$734,926	$726,883	$729,966	$713,928	$704,772

Total stockholders' equity, period-end (GAAP)	(N)	$965,125	$942,014	$950,493	$938,575	$924,855
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(213,420)	(214,248)	(215,119)	(215,843)	(215,958)
Total tangible common stockholders' equity (Non-GAAP)	(O)	$751,705	$727,766	$735,374	$722,732	$708,897

Return on average common equity (GAAP)	(I)/(L)	10.83%	8.60%	9.83%	8.60%	9.68%
Core return on average common equity (Non-GAAP)	(J)/(L)	9.81	8.60	9.86	10.07	9.66
Return on average tangible common equity (Non-GAAP)	(I)/(M)	13.98	11.13	12.73	11.20	12.65

Total assets (GAAP)	(P)	$8,605,376	$8,690,680	$8,728,196	8,604,530	8,386,218
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(213,420)	(214,248)	(215,119)	(215,843)	(215,958)
Tangible assets (Non-GAAP)	(Q)	$8,391,956	$8,476,432	$8,513,077	$8,388,687	$8,170,260

Total common shares outstanding, period end	(R)	44,746	44,707	45,428	45,345	45,507

Book value per share, period end (GAAP)	(N)/(R)	$21.57	$21.07	$20.92	$20.70	$20.32
Tangible book value per share, period-end (Non-GAAP)	(O)/(R)	16.80	16.28	16.19	15.94	15.58
Average common stockholders' equity to average assets (GAAP)	(L)/(K)	11.11%	10.96%	10.90%	10.94%	10.93%
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(O)/(Q)	8.96	8.59	8.64	8.62	8.68

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com